Exhibit 4.6

WAIVER AND SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

This Waiver and Second Amendment to Revolving Credit Agreement (this “Second Amendment”) is made as of this 11th day of March, 2004 by and among Quanex Corporation, a Delaware corporation (the “Company”), Comerica Bank and the other banks signatory hereto and Comerica Bank, as agent for the Banks (in such capacity, “Agent”).

RECITALS

A.            Company, Agent and the Banks entered into that certain Quanex Corporation Revolving Credit Agreement dated as of November 26, 2002, as amended by that certain Consent and First Amendment to Revolving Credit Agreement dated as of December 19, 2003 (as amended, the “Credit Agreement”) under which the Banks extended (or committed to extend) credit to the Company, as set forth therein.

B.            Company has requested that Agent and the Banks amend Section 7.7(j) of the Credit Agreement as specified below, and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, Company, Agent and Banks agree:

1.             Section 7.7(j) of the Credit Agreement is hereby amended to delete “$100,000” and insert “$500,000” in its place.

2.             Section 7.7(k) of the Credit Agreement is hereby deleted and the following is inserted in its place:

“(k)         other types or categories of Investments not described above in an amount not to exceed $10,000,000 over the term of this Agreement, provided that at the time of any such Investment, no Default or Event of Default has occurred and is continuing.”

3.             The undersigned Banks hereby consent and agree that if the Company and its Subsidiaries are not currently or have not been in compliance with Section 7.7(j) of the Credit Agreement, any Event of Default arising from such noncompliance is hereby waived.

4.             This Second Amendment shall become effective according to the terms hereof and as of such date (the “Second Amendment Effective Date”) that the Agent shall have received counterpart originals of this Second Amendment, in each case duly executed and delivered by Company and the requisite Banks, in form satisfactory to Agent and the Banks and counterpart originals of a Reaffirmation of Guaranty, duly executed and delivered by the Guarantors, in form satisfactory to Agent and Banks, provided that, if the Second Amendment Effective Date shall not have occurred on or before March 30, 2004, this Second Amendment shall not become effective and the offer by the Agent and the Banks to amend the Credit Agreement on the terms set forth herein shall be deemed withdrawn.

5.             The Company for itself and each of the Guarantors hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution and delivery of this Second Amendment and the other Loan Documents required to be delivered hereunder, and the performance by the Company of its obligations under the Credit Agreement as amended hereby are within such undersigned’s corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation, bylaws or any other organizational documents of the parties thereto, as applicable, and except as have been previously obtained, do not require the consent or approval, material to the amendment contemplated in this Second Amendment or Credit Agreement, as amended, of any governmental body, agency or authority, and this Second Amendment, the Credit Agreement, as amended, and the other Loan Documents required to be delivered hereunder, will constitute the valid and binding obligations of such undersigned parties, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties contained in Section 5 of the Credit Agreement, as amended are true and correct on and as of the date hereof, except to the extent such representations and warranties speak only as of certain date, and (c) no Default or Event of Default (other than as waived hereby) has occurred and is continuing as of the Second Amendment Effective Date.

6.             Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

7.             Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Credit Agreement, as amended.

8.             This Second Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

9.             Any references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as amended by this Second Amendment.

10.           This Second Amendment may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

[signatures follow on succeeding pages]

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,	QUANEX CORPORATION
as Agent

By:	By:

Its:	Its:

SWING LINE BANK AND
ISSUING BANK:	COMERICA BANK

By:

Its:

BANKS:	COMERICA BANK

By:

Its:

HARRIS TRUST & SAVINGS BANK

By:

Its:

U.S. BANK NATIONAL ASSOCIATION

By:

Its:

BANK OF AMERICA, N.A.

By:

Its:

WELLS FARGO BANK TEXAS, N.A.

By:

Its:

BNP PARIBAS

By:

Its:

UNION BANK OF CALIFORNIA, N.A.

By:

Its:

THE NORTHERN TRUST COMPANY

By:

Its:

SOUTHWEST BANK OF TEXAS, N.A.

By:

Its:

CREDIT LYONNAIS

By:

Its:

GUARANTY BANK

By:

Its: